EXHIBIT 10.13

          The following is a draft proposal and does not constitute a commitment on the part of the herein named Lessor to lease the subject premises to the herein named Lessee. The Lessor reserves the right to change or withdraw this proposal without notice at any time prior to the execution by the Lessor of a mutually satisfactory lease agreement.

                         STANDARD FORM COMMERCIAL LEASE
                         ------------------------------
      1.  PARTIES           Ark-Les Corp., a Massachusetts corporation, 95
          (fill in)         Mill Street, P. O. Box 686, Stoughton, MA
                            02072-0686 . . . . . Continued in 22.A.1. of
                            the RIDER.

                            LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Rogal America, Inc., a Massachusetts corporation, . . . . CONTINUED IN 22.A.2. OF THE RIDER.

                            LESSEE, which expression shall include its successors, executors, administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises:

      2.  PREMISES          Approx. 15,900 rentable sq.ft., including
          (fill in and      attributable common area, of office space on
          include, if       the second floor of the building at 51 Water
          applicable,       Street, Watertown, MA, as shown on the attached
          suite number,     PLAN as "Exhibit A".
          floor number,
          and square feet)  together with the right to use in common, with others entitled thereto, the hallways,
                            stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto.

                            Continued in 22.B. of the RIDER.
      3.  TERM              See 22.C. of the RIDER.
          (fill in)

      4.  RENT              The LESSEE shall pay to the LESSOR rent as
          (fill in)         specified in 22.D. of the RIDER.

      5.  SECURITY          Upon the execution of this lease, the LESSEE
          DEPOSIT           shall pay to the LESSOR the amount of $25,000.
          (fill in)         Twenty-Five Thousand dollars, which shall be
                            held as a security for the LESSEE's performance as herein provided and refunded to the LESSEE at the end of this lease subject to the LESSEE's satisfactory compliance with the conditions hereof.

      6.  RENT              Additional Rent as specified in 22.E.
          ADJUSTMENT
          (fill in)

      7.  UTILITIES         The LESSOR shall provide and LESSEE shall pay
          (fill in or       for all LESSEE's utilities, water and sewer use
          delete) and       charges, including heating fuel; electricity
          services          for air conditioning, lights and power.

                            LESSOR agrees to furnish reasonable heat to the leased premises, the hallways, stairways, elevators, and lavatories during normal business hours on regular business days of the heating season of each year, to furnish elevator service and to light passageways and stairways during business hours, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's control.

                            Continued in 22.F. of the RIDER.

      8.  USE OF LEASED     The LESSEE shall use the leased premises only
          PREMISES          for the purpose of office activities related to
          (fill in)         the conduct of its convention service business.

      9.  COMPLIANCE        The LESSEE acknowledges that no trade or
          WITH LAWS         occupation shall be conducted in the leased
                            premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

     10.  FIRE INSURANCE    The LESSEE shall not permit any use of the
                            leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating
                            Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE's use of the premises.

     11.  MAINTENANCE       The LESSEE agrees to maintain the leased
          OF PREMISES       premises in the same condition as they are at
                            the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

                            Continued in 22.H. of the RIDER.

     12.  ALTERATIONS       The LESSEE shall not make structural
          ADDITIONS         alterations or additions to the leased
                            premises, but may make non-structural
                            alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics' liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

     13.  ASSIGNMENT        The LESSEE shall not assign or sublet the whole
          SUBLEASING         or any part of the leased premises without
                            LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed.
                            Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

     14.  SUBORDINATION     The lease shall be subject and subordinate to
                            any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage, PROVIDED SUCH INSTRUMENTS
                            RECOGNIZE THE RIGHTS OF THE LESSEE HEREUNDER,
                            SO LONG AS LESSEE IS NOT IN DEFAULT OF THIS
                            LEASE.

     15.  LESSOR'S ACCESS   The LESSOR or agents of the LESSOR may, at
                            reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

     16.  INDEMNIFICATION   The LESSEE shall save the LESSOR harmless from
          AND LIABILITY     all loss and damage to Lessee's property
          (fill in)         occasioned by the use or escape of water or by
                            the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased, or by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect of the LESSOR.
                            The removal of snow and ice from the sidewalks bordering upon the leased premises shall be the Lessor's responsibility.

                            See 22.J. of the RIDER for Exterior Costs.

     17.  LESSEE'S          The LESSEE shall maintain with respect to the
          LIABILITY         leased premises and the property, of which the
          INSURANCE         leased premises are a part, comprehensive
          (fill in)         public liability insurance in the amount of
                            $1,000,000 with property damage insurance in limits of $1,000,000. In responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

     18.  FIRE, CASUALTY    Should a substantial portion of the lease
          EMINENT DOMAIN    premises, or of the property of which they are
                            a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this lease.
                            When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

                            (a)  The LESSOR fails to give written notice
                                 within ten (10) business days of intention to restore leased premises, or
                            (b)  The LESSOR fails to restore the leased
                                 premises to a condition substantially
                                 suitable for their intended use within
                                 forty-five (45) days of said fire,
                                 casualty, or taking.

                            The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE's fixtures, property, or equipment.

     19.  DEFAULT AND       In the event that:
          BANKRUPTCY        (a)  The LESSEE shall default in the payment of
                                 any installment of rent or other sum
                                 herein specified and such default shall
                                 continue for ten (10) days after written notice thereof; or
                            (b)  The LESSEE shall default in the observance
                                 or performance of any other of the
                                 LESSEE's covenants, agreements, or
                                 obligations hereunder and such default
                                 shall not be corrected within thirty (30) days after written notice thereof; or
                            (c)  The LESSEE shall be declared bankrupt or
                                 insolvent according to law, or, if any
                                 assignment shall be made of LESSEE's
                                 property for the benefit of creditors,

                            then the LESSOR shall have the right
                            thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of six (6) per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent. THE LESSOR SHALL USE REASONABLE EFFORTS TO MITIGATE LESSEE'S LIABILITY THROUGH RE-LEASING OF THE PREMISES.

     20.  NOTICE            Any notice from the LESSOR to the LESSEE
          (fill in)         relating to the leased premises or to the
                            occupancy thereof, shall be deemed duly served, if left at the lease premises addressed to the LESSEE, or, if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid and sent to the LESSOR at 95 Mill
                            Street, P.O. Box 686, Stoughton, MA  02072-
                            0686.

     21.  SURRENDER         The LESSEE shall at the expiration or other
                            termination of this lease remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises).
                            LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE's expense, or to retain same under LESSOR's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

     22.  OTHER PROVISION   It is also understood and agreed that the
                            attached RIDER, Exhibit A, Exhibit B, and
                            Exhibit C are parts of this lease.

     IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 20th day of December, 1996




                            /s/ Thomas C. Hooper
                            -----------------------------------------------
                            LESSOR  Ark-les Corp.



                            /s/  Andrew Rogal
                            -----------------------------------------------
                            LESSEE  Rogal America, Inc.

     RIDER TO LEASE, DATED ______________, 1996, BETWEEN ARK-LES CORP. AND ROGAL AMERICA, INC., FOR PREMISES AT 51 WATER STREET, WATERTOWN, MA:

     22.A.1 PARTIES (Continued):...as Prime Tenant for the property of which the premises are a part, under a lease with Norman E. MacNeil, Bruce M. MacNeil, and Helen E. Stamsell Noonan, Trustees of N-K Realty Trust (the "Owner"), under Declaration of Trust dated June 30, 1975 and filed with the Middlesex South Registry District of the Land Court as Document No. 534166, as amended, as Lessor under a Lease dated June 1, 1978, as amended by an Eleventh Amendment of Lease dated June 21, 1995 (the "Master Lease"). See attachment Exhibit C for APPROVAL AND AGREEMENT OF OWNER.

     22.A.2 PARTIES (continued):...presently located at 313 Washington Street, Newton, MA 02158. Lessor agrees to accept as a substitute Lessee and successor to Rogal a LLC (Limited Liability Company), certified by the Commonwealth of Massachusetts, provided that the capitalization of the new entity is comparable to that of Rogal, as detailed in financial statements tendered to the Lessor. Such substitution shall not be considered an assignment.

     22.B. PREMISES (continued): The Lessee shall engage a qualified general contractor to effect the "Buildout Plan and Specifications", attached hereto as Exhibit B. The Lessor shall contribute up to $250,000 towards the cost of this buildout, payable to the contractor as set forth in Exhibit
              B. The Lessee shall be responsible for paying any buildout costs in excess of $250,000.

              The Lessor shall be responsible for effecting certain other improvements in the lobby and common areas, also as set forth in Exhibit B.

              The common areas are for the access and convenience of the Lessee and others entitled thereto. Under no circumstances shall the Lessee use these common areas for its operations or storage.

     22.C. TERM: The term of this lease shall be for approximately five years commencing on the later of February 1, 1997 or the Commencement Date (as hereinafter defined) and terminating on the last day of the 60th full month. The Commencement Date shall be defined as the date on which the premises are substantially ready for occupancy and may be occupied by Lessee for its intended use, subject only to completion of so-called "punch list" items which Lessor shall complete within 30 days, and further provided that Lessor shall have obtained confirmation from the Building Inspector of the Town of Watertown that the leased premises may be occupied for its intended use.

              The Lessee shall have the right to extend this lease for an additional term of five years, by notice to the Lessor, as provided in 20, herein, not less than 12 months prior to the expiration of the initial term.

     22.D. BASE RENT: The Lessee shall pay to the Lessor Base Rent at the rate of $171,960 per year, $14,330. per month, payable in advance on the first day of each month. Lessee shall pay the Base Rent for the first full month upon execution of this lease. In the event the Commencement Date falls on other than the first day of a calendar month, the Bast Rent for such month shall be prorated for such fractional period.

              Should the Lessee exercise its extension privilege as set forth in 22.C., the Base Rent shall be $171,960. per year indexed annually, at the commencement of each year of the extension term, to reflect the increase in the CPI-U for September of the previous year over the CPI-U for September 1996. (CPI-U is the Consumer Price Index, All Urban Consumers, All Items, (1982-84 -- 100), Boston, Mass., published by the Bureau of Labor Statistics. Comparable data will be used if CPI-U is unavailable or inapplicable).

     22.D. ADDITIONAL RENT: Lessee shall pay to the Lessor Additional Rent representing Lessee's proportionate share (18.2%) of real estate taxes and property insurance allocable to the land and building of which the premises are a part. This Additional Rent shall be paid in advance in 1/12 monthly installments on the first day of each month. Initially, the installments are estimated at $1,310. per month, $15,720 per year. At the end of each lease year, amounts due to or from Lessee shall be reconciled and paid after actual tax and insurance amounts are determined. Estimates payable by Lessee may be revised from time to time by Lessor.

              The Lessee shall pay the Additional Rent for the first month upon the execution of this lease.

              Should the Lessee elect, at its own expense, to seek abatement of real estate taxes on the property of which the premises are a part, the Lessor shall execute any necessary documents, thus permitting Lessee to appeal in Lessor's name.

              The Lessor shall maintain an "all-risk" insurance policy on the property of which the premises are a part in the principal amount of at least $2,500,000.

     22.F. UTILITIES (Continued): Lessee shall pay Lessee's Proportionate Share (18.2%) of heating costs attributable to the Building, and 100% of all utilities and electrical costs attributable to the leased premises. In those instances where it is not reasonably feasible to segregate utility costs, they shall be attributed to the Lessee on a pro rata (square footage basis) and reimbursed by Lessee within ten business days of receipt of a bill thereof. (The Lessor shall provide the Lessee with a breakout of such utility attribution on at least an annual basis).

              Where such attribution does not fairly reflect actual usage, the parties shall agree upon an attribution based on engineering principles; or failing such agreement, install information meters (with the parties sharing the cost).

              The Lessor acknowledges that Lessee's normal business hours are to be 24 hours per day, seven days per week.

     22.G. COMPLIANCE WITH LAWS (Continued): The Lessee shall keep all employees working in the leased premises covered with Workers' Compensation Insurance. Lessee shall be responsible for causing the leased premises and any work conducted therein to be in full compliance with the Occupational Safety and Health Act of 1970 and amendments thereto.

     22.H. MAINTENANCE OF PREMISES (Continued): The Lessor shall be responsible for roof and structural integrity of the building, and for repairs and replacements to the existing heating and plumbing systems, and for major repairs and replacements to the existing heating and air conditioning equipment servicing the leased premises which are not covered by a standard maintenance contract. The Lessor shall maintain such a contract on the existing heating and air conditioning equipment servicing the building of which the premises are a part; the Lessee shall reimburse the Lessor for Lessee's pro rata cost thereof within ten days of receipt of a bill thereof.

              The Lessee shall be responsible for repairs and replacements to any air conditioning equipment Lessee may install, for replacing bulbs and ballasts in the lighting system, and other normal interior cleaning and maintenance of the leased premises.

              The Lessor shall be responsible for replacing broken window glass, unless such breakage results from the negligence of the Lessee.

              Subject to Zoning Laws of the Town of Watertown, and subject to Lessor's reasonable approval of final design and location, Lessee may install a sign on the front of the Building. The Lessee shall obtain the written consent of the Lessor before erecting any sign in or on the Building.

     22.I. PARKING: The Lessee shall have the use of a minimum of 50 parking spaces in the paved parking area, in common with others entitled thereto. The Lessor shall also assign five parking spaces for Lessee's exclusive use near the front lobby. If necessary, the Lessor shall provide tenants of the building with a "parking by sticker only" system.

     22.J. MUTUAL COOPERATION: The Lessee shall cooperate with the Lessor and other tenants of the building in such matters as security, elevator use, lavatory cleaning and supplies, parking and other mutual concerns. The Lessor shall impose a reciprocal obligation on the other tenants by inclusion of similar language in any future lease agreements. The Lessor may make reasonable regulations to insure fair treatment for the Lessee and other tenants in the implementation of this section.

     22.K. ENVIRONMENTAL: The Lessee will so conduct and operate its business within the leased premises as not to interfere in any way with the use and enjoyment by others of other portions of the same or neighboring buildings by reason of odors, smells, noise, pets, accumulation of garbage, or trash, vermin pests or other nuisance. The Lessee agrees to maintain efficient and effective devices for preventing damage to or contamination of the premises from solvents, degreasers, cutting oils or other substances used within the premises or property of which the leased premises are part. No hazardous chemical substances or wastes of any sort shall be used, stored, or disposed of improperly within the premises or property of which the leased premises are part any time; and Lessee shall be solely responsible for any and all contamination, corrosion or other damage associated with the use, control or disposal of same by Lessee.

              The Lessee shall not cause or permit any hazardous material to be brought upon, kept, or used in or about the premises or property of which the leased premises are part by the Lessee, it contractors, or subcontractors, or their agents or employees, unless such hazardous material is reasonably necessary or useful to the Lessee's business, and will be kept, and stored in a manner that complies with all laws relations to any such hazardous material. If the Lessee breaches the obligations stated in the preceding sentence, or if the presence of hazardous material on the premises or property of which the leased premises are part caused or permitted by Lessee results in contamination of the premises or property of which the leased premises are part, or if contamination of the premises or property of which the leased premises are part by hazardous material otherwise occurs for which the Lessee is legally liable to the Lessor for damage resulting therefrom, then the Lessee shall indemnify, defend and hold the Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in the value of the premises or property of which the leased premises are part, damages for loss or restriction of use of rentable or usable space of any amenity of the premises, or property of which the leased premises are part, damages arising from any adverse impact on marketing of space, and reasonable sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the lease term or as a result of such contamination. The indemnification of the Lessor by the Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal, or restoration work required by federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or ground water on or under the premises or property of which the leased premises are part. Without limiting the generality of the foregoing, if the presence of any hazardous material on the premises or property of which the leased premises are part caused or permitted by the Lessee results in any contamination of the premises or property of which the leased premises are part, the Lessee shall promptly take all actions at its sole expense as are necessary to return the premises or property of which the leased premises are part to the condition existing prior to the introduction of any such hazardous material to the premises or property of which the leased premises are part; provided that the Lessor's approval of such action shall be first obtained, which approval shall not be unreasonably be withheld so long as such actions would not potentially have any material adverse long or short term effect on the premises or property of which the leased premises are part. The foregoing shall survive the expiration or early termination of this lease.

              Lessee shall not be held responsible for any claims resulting from any hazardous material present in the leased premises, the Building, or the property of which the leased premises are part, introduced to such location prior to the lease term.

              Hazardous material is defined as any hazardous or toxic substance, material, or waste including, but not limited to, those substances, materials, and wastes listed in the United States Department Of Transportation Materials Table (49 C.F.R. 172.101) or by the Environmental Protection Agency as Hazardous Substances (40 C.F.R. Part 302) and amendments thereto, or such substances, materials, and wastes that are or have become regulated under any federal, state, or local law, ordinance, or regulation including but not limited to, the Resource Conservation and Recovery Act, The Toxic Substances Control Act, The Comprehensive Environmental Response Compensation and Liability Act ("CERCLA" or Superfund"), The Clean Air Act, and The Clean Water Act, or the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C., and regulations promulgated under such laws and acts.

              The Lessor agrees that it will use its best efforts to enforce similar language in the leases of other tenants of the property of which the premises are a part.

     22.L. FIRE PREVENTION: The Lessee agrees to use every reasonable precaution against fire; and to provide and maintain approved, labeled fire extinguishes, emergency, lighting equipment, exit signs, and to complete any other modifications within the leased premises as are required or recommended by the Insurance Services Office (or successor organization), OSHA, local fire department, or any similar body.

     22.M. RUBBISH DISPOSAL: The Lessee shall be responsible for arranging and paying for its own trash removal service.

     22.N. INTERIOR COSTS: The Lessee shall reimburse the Lessor for its pro rata share of the cost of cleaning, maintaining, and lighting the lobby, hallways, stairways, elevator, and other common areas (the "Interior Costs") of the Building within ten business days of receipt of a bill therefor. Lessee's pro rata share is defined as its percentage of gross rentable area having beneficial use of said common areas. The Interior Costs shall not include the cost of capital improvements, nor shall they include the cost of upgrading the common areas of the Building.

              Lessee shall contract for daily morning cleaning and stocking of the common restrooms on the second floor.

     22.O. EXTERIOR COSTS: The Lessee shall reimburse the Lessor Lessee's Proportionate Share (18.2%) of the reasonable cost of landscaping, snow plowing and removal, parking lot cleaning and lighting, within ten business days of receipt of a bill therefor.

     22.P. NOTICE OF LEASE: The Lessor shall provide the Lessee with a so-called "Notice of Lease", in statutory form, suitable for recording at the Registry of Deeds.

     22.Q. QUIET ENJOYMENT: Lessor covenants that so long as the Lessee pays the rent and any other sums due, and performs all of its obligations hereunder, Lessee may peacefully and quietly have, hold and enjoy the premises throughout the term without undue interference from Lessor, its employees, agents, or contractors.

     22.R. SOLVENT ODOR: The Lessor shall take all reasonable measures to enforce the provisions of the lease with Mount Auburn Press restricting the use of so-called power cleaning solvents to its one story building section and for the proper ventilation of said section (continuous maintenance of a negative air pressure differential therein).

     22.S. AVAILABLE SPACE: The Lessor shall notify the Lessee of any space availability within the building; and shall not enter into a lease agreement for such space with a third party within five business days following such notice.

                                    EXHIBIT B

                         BUILDOUT PLAN & SPECIFICATIONS

     Subsequent to the execution of this lease, the Lessee shall submit to the Lessor, for the Lessor's approval, not to be unreasonably withheld or delayed, a "Buildout Plan & Specifications", detailing the improvements to be effected by the Lessee's general contractor, pursuant to Section 22.B. herein.

     The Lessee shall provide the Lessor a true and complete copy of the Lessee's contract with its general contractor, and of the schedule for progress payments to said contractor.

     The Lessee shall make a co-payment to each progress payment in the proportion of its total contribution of $250,000 to the estimated total cost of the contractor's work.

     The Lessor, at its expense, shall be responsible for improving the first floor lobby and other common areas to a level consistent with the premises occupied by the Lessee and other tenants of the building. In general, these improvements shall include acoustical ceilings, painted drywall (or wall covering), carpeting or other suitable floor covering.

                                    EXHIBIT C

                         APPROVAL AND AGREEMENT OF OWNER

     The Owner of the property of which the leased premises are part, hereby authorized Ark-Les Corp., its tenant under the Master Lease, to enter into this lease as Lessor. The owner agrees that for as long as the Lessee is not in default beyond applicable grace or cure periods in the payment of rent or in the performance of the covenants or conditions of this lease, the Lessee's possession and occupancy of the leased premises and the Lessee's rights and privileges under this lease or extension thereof shall not be diminished or interfered with by Owner.

     The Owner further agrees that if the Master Lease is terminated, expires, or is not renewed and Lessee is not in default under the lease beyond applicable grace or cure periods, the Owner will recognize the Lessee's possession and occupancy under all terms of this lease. The provisions of this Section shall bind the heirs, successors, and assigns of the Owner, as well as subsequent owners of the Building.

                                            Owner:  N-K Realty Trust

                                            _______________________________

                                            Name: _________________________

                                            Title: ________________________

                                            Date: _________________________

     [Not presented here is a diagram of the floor plan of the premises with the following notation: "Note: Space Plan Still In Process"]